PAUZE FUNDS(TM)

          RESULTS OF SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER 8, 1999


A special meeting of the Shareholders of the Pauze Funds(TM) was held on October 8, 1999.

The first matter voted upon was the election of Trustees. The results were as follows:

Nominee                      Votes For          Votes Against         Abstaining
-------                      ---------          -------------         ----------

Patricia S. Dobson         7,112,257.136          1,340.098              8,759

Philip C. Pauze            7,112,049.069          1,548.165              8,756

Robert J. Pierce           7,112,257.136          1,340.098              8,756

Gordon Anderson, Wayne Collins, and Paul Hilbert each continued their term of office as director after the special meeting.

The next matter voted upon was the ratification of the selection of Tait, Weller & Baker as independent accounts for the Trust for the fiscal year ending April 30, 2000. The Shareholders ratified the selection and the results of the voting were as follows:

Fund                         Votes For          Votes Against         Abstaining
----                         ---------          -------------         ----------

Total Return Bond Fund     6,135,800.242         10,779.953                  0

Intermediate Term Fund       741,122.248                  0                  0

Short Term Fund              101,454.671                  0              4,255

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                                 PAUZE FUNDS(TM)

          RESULTS OF SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER 8, 1999

A special meeting of the Shareholders of the Pauze Funds(TM) was held on October 8, 1999.

The first matter voted upon was the election of Trustees. The results were as follows:

Nominee                   Votes For            Votes Against          Abstaining
-------                   ---------            -------------          ----------

Patricia S. Dobson      7,112,257.136            1,340.098              8,759

Philip C. Pauze         7,112,049.069            1,548.165              8,756

Robert J. Pierce        7,112,257.136            1,340.098              8,756

Gordon Anderson, Wayne Collins, and Paul Hilbert each continued their term of office as director after the special meeting.

The next matter voted upon was the ratification of the selection of Tait, Weller & Baker as independent accounts for the Trust for the fiscal year ending April 30, 2000. The Shareholders ratified the selection and the results of the voting were as follows:

Fund                      Votes For            Votes Against          Abstaining
----                      ---------            -------------          ----------

Tombstone Fund           119,493.178             1,010.148             8,437.794